Exhibit 10.3

EXECUTION VERSION

RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”), is dated and effective as of November 19, 2013 (the “Effective Date”), by and between ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation (“Ashford Trust”), and ASHFORD HOSPITALITY PRIME, INC., a Maryland corporation (“Ashford Prime”) (Ashford Trust and Ashford Prime are referred to herein as a “Party”).

WHEREAS, each of Ashford Prime and Ashford Trust is in the business of investing in the hospitality industry through their interests in their respective operating partnerships, Ashford Hospitality Prime Limited Partnership, (“Ashford Prime OP”) and Ashford Hospitality Limited Partnership (“Ashford Trust OP”) (collectively, the “Operating Partnerships”), including through the acquiring, developing, owning and disposing of hotels (for purposes hereof, unless the context otherwise requires, the term “Ashford Prime” and “Ashford Trust” shall include their respective Operating Partnerships);

WHEREAS, Ashford Hospitality Advisor LLC (“Ashford Advisor”) provides advisory services to Ashford Trust pursuant to that certain Advisory Agreement of even date herewith by and between Ashford Trust, Ashford Trust OP and Ashford Advisor (the “Ashford Trust Advisory Agreement”);

WHEREAS, Ashford Advisor provides advisory services to Ashford Prime pursuant to that certain Advisory Agreement of even date herewith by and between Ashford Prime, Ashford Prime OP and Ashford Advisor (the “Ashford Prime Advisory Agreement” and together with the Ashford Trust Advisory Agreement, the “Advisory Agreements”);

WHEREAS, each Advisory Agreement provides that the respective Party must identify the asset type that such Party intends to select as its principal investment focus and to set parameters for its investments, including parameters relating to financial metrics and targeted markets (the “Investment Guidelines”);

WHEREAS, the Parties acknowledge that Ashford Trust directly or indirectly owns certain assets set forth on “Exhibit A” attached hereto (the “Initial Prime ROFO Assets”) that meet the initial Investment Guidelines of Ashford Prime;

WHEREAS, each Party desires to grant to the other Party a right of first offer upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.	GRANT OF RIGHT OF FIRST OFFER.

1.1 Grant of Right of First Offer.

(a) If Ashford Trust or any of its Affiliates (in such context, the “Selling Party”) (i) desires to offer for sale any of the Initial Prime ROFO Assets or any other asset hereafter owned by Selling Party that meets the initial Investment Guidelines of Ashford Prime to a Third Party, or (ii) receives from a Third Party an offer to purchase any such asset and Selling Party desires to accept such offer (in each case whether by transfer of the asset or all or a portion of the direct or indirect equity interests in the owner of such asset owned by the Selling Party) (in such context, the “ROFO Interest”), then, prior to offering such asset for sale or accepting such offer to purchase, the Selling Party shall first offer the ROFO Interest to Ashford Prime (in such context, the “Purchasing Party”) in accordance with this Agreement (the “Ashford Prime ROFO”).

(b) If Ashford Prime or any of its Affiliates (in such context, the “Selling Party”) acquires a portfolio of assets (or direct or indirect equity interests in one or more owners of a portfolio of assets) and the board of directors of Ashford Prime determines that it is appropriate for Ashford Prime to offer for sale to a Third Party or accept an offer to purchase received from a Third Party any assets within such portfolio at any time after Ashford Prime acquires such portfolio (whether by transfer of the asset or all or a portion of the direct or indirect equity interests in the owner of such asset owned by the Selling Party), and such assets meet the Investment Guidelines of Ashford Trust as of the date of this Agreement (in such context, the “ROFO Interest”), then, prior to offering such asset for sale or accepting such offer to purchase, the Selling Party shall first offer the ROFO Interest to Ashford Trust (in such context, the “Purchasing Party”) in accordance with this Agreement (the “Ashford Trust ROFO”) (the Ashford Prime ROFO and the Ashford Trust ROFO are referred to herein, as the context requires, as the “ROFO”).

(c) A ROFO Interest shall not include (i) a lease or license of interior or ancillary space within any asset, (ii) the sale, purchase, transfer, issuance, redemption or conversion of any publicly traded security (or security that is convertible into a publicly traded security), or any hedging or derivative contract, (iii) an asset that a Party does not possess or control the right to sell, (iv) a transfer of the direct or indirect equity interests in the owner of an asset to a lender or other provider of financing as an accommodation to, or in connection with, the structuring of a financing transaction, or (v) a portfolio of assets (or direct or indirect equity interests in one or more owners of a portfolio of assets) that is being offered for sale or for which an offer to purchase was received in which one or more assets, but not all of the assets, meet the Investment Guidelines of the Purchasing Party and the pool of assets cannot be reasonably split up by asset type. If the pool of assets can be reasonably split by asset type, the ROFO Interest shall include the assets in the pool that would otherwise constitute a ROFO Interest pursuant to Sections 1.1(a) and (b) above. A Selling Party that obtains an indication of value from a broker shall not be deemed to be offering an asset for sale for purposes of this Agreement.

(d) The ROFO (i) shall not apply to any transfer by asset or equity interest foreclosure or deed-in-lieu of foreclosure pursuant to any applicable mortgage, pledge or security agreement, and (ii) shall be subject and subordinate to any other right to purchase a ROFO Interest either now existing or, with respect to any ROFO Interest other than the ROFO Interests in the Initial Prime ROFO Assets, any such rights hereafter granted (in good faith), in each case to any other Third Party, including any manager, franchisor, ground lessor or direct or indirect joint venture partner of an asset.

1.2 Right of First Offer Procedures. Each ROFO shall be subject to the following terms and conditions:

(a) Selling Party shall deliver prior written notice (the “Offer Notice”) to Purchasing Party of its intention to offer for sale or accept an offer to purchase any ROFO Interest. The Offer Notice shall specify (i) the ROFO Interest, (ii) the material terms on which Selling Party either desires to offer for sale or accept an offer to purchase the ROFO Interest, including, without limitation, the sales price of the ROFO Interest, and (iii) any then existing rights to purchase the ROFO Interest held by a Third Party to which the ROFO is subordinate.

(b) If a Purchasing Party receives an Offer Notice, Purchasing Party shall have the right by written notice (the “Election Notice”) delivered to Selling Party within thirty (30) days after receiving the Offer Notice (the “Election Period”) to elect to purchase the ROFO Interest at a purchase price equal to that set forth in the Offer Notice (the “Offered Purchase Price”). If Purchasing Party elects to purchase the ROFO Interest, the parties shall have to the expiration of the Election Period to negotiate in good faith commercially reasonable terms and conditions for the sale of the ROFO Interest (to the extent not otherwise expressly set forth in the Offer Notice) and to mutually execute and deliver a purchase and sale agreement for the ROFO Interest (the “PSA”).

(c) If (i) Purchasing Party provides written notice that it will not elect to purchase the ROFO Interest, (ii) Purchasing Party fails to provide an Election Notice within the Election Period, or (iii) following delivery of an Election Notice, Selling Party and Purchasing Party fail to mutually execute and deliver the PSA within the Election Period, the ROFO shall be deemed not to apply to the ROFO Interest and the Selling Party shall be free to sell the ROFO Interest unencumbered by this Agreement upon substantially the same terms as those contained in the Offer Notice, but not less than 95% of the Offered Purchase Price; provided, however, if Selling Party does not close on the sale of the ROFO Interest to a Third Party within 180 days following the expiration of the Election Period (the “Sale Period”), subject to subparagraph (d) below, the Purchasing Party’s right to purchase such ROFO Interest shall be reinstated on the same terms contained in this Section 1.2.

(d) If during the Sale Period, Selling Party desires to sell the ROFO Interest on materially less favorable terms to the Selling Party as those contained in the Offer Notice, or at less than 95% of the Offered Purchase Price, Selling Party shall deliver Purchasing Party written notice of such new terms (a “Revised Offer Notice”) and Selling Party and Purchasing Party shall have ten (10) days to negotiate in good faith commercially reasonable terms and conditions for the sale of the ROFO Interest (to the extent not otherwise expressly set forth in the Revised Offer Notice) and to mutually execute and deliver a PSA. If the Selling Party and Purchasing Party fail to mutually execute and deliver the PSA within such ten (10) day period, the ROFO shall again be deemed not to apply to the applicable ROFO Interest and the Selling Party shall be free to sell such ROFO Interest unencumbered by this Agreement upon substantially the same terms as those contained in the Revised Offer Notice, but not less than Offered Purchase Price contained in the Revised Offer Notice; provided, however, if Selling Party does not close on the sale of the ROFO Interest to a Third Party prior to the expiration of the Sale Period, the Purchasing Party’s right to purchase such ROFO Interest shall be reinstated on the same terms contained in this Section 1.2. The provisions of the subparagraph (e) shall continue to apply if Selling Party again desires to sell the ROFO Interest on materially less favorable terms to the Selling Party as those contained in the Revised Offer Notice, or at less than the Offered Purchase Price set forth in the Revised Offer Notice.

1.3 Affiliate of Party. Each Party that is a Selling Party or a Purchasing Party shall cause its respective Affiliates to perform any applicable obligations of such Party contained in this Agreement. Selling Party shall have the right to have its applicable Affiliate that owns the ROFO Interest enter into the PSA, and Purchasing Party shall have the right to designate an Affiliate to enter into the PSA.

1.4 Continuing ROFO. The ROFO provided in this Agreement shall be a continuing ROFO for the benefit of the Purchasing Party. Failure of a Purchasing Party to purchase or elect to purchase a ROFO Interest shall not affect the right of the Purchasing Party to purchase a different ROFO Interest (or the same ROFO Interest if reinstated pursuant to this Agreement). Notwithstanding anything to the contrary contained in this Section 1.4, if a Selling Party completes the sale of a ROFO Interest to a Third Party, the ROFO created by this Agreement in such ROFO Interest shall terminate. No ROFO shall run with the land.

2.	CLOSING PROCEDURES

2.1 Timing. The closing of a sale of a ROFO Interest (a “Closing”) by a Selling Party and a Purchasing Party shall take place on the date set forth in the Offer Notice or the Revised Offer Notice, if applicable, or if not so set forth, on a date that is no later than ninety (90) days after the date that the parties mutually execute and deliver the PSA. During the period that Selling Party and Purchasing Party are negotiating in good faith commercially reasonable terms and conditions of the PSA, Selling Party may permit Purchasing Party reasonable access to the ROFO Interest to conduct customary due diligence pursuant to an access agreement mutually agreed upon by Selling Party and Purchasing Party. If the Offer Notice or Revised Notice, if applicable, contains a customary due diligence period during which the purchaser would not have “at-risk” earnest money (a “Due Diligence Period”), the Due Diligence Period to be contained in the PSA shall be reduced by the number of days that Purchasing Party was permitted to conduct due diligence prior to the effective date of the PSA, unless otherwise agreed to by Selling Party and Purchasing Party.

2.2 Closing Deliveries. At a Closing, the Selling Party shall execute and deliver to the Purchasing Party appropriate and customary conveyance documents which convey full right, title and interest in and to the ROFO Interest, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except for liens and encumbrances permitted pursuant to the terms of the PSA).

2.3 Payment. Simultaneously with delivery of such conveyance documents to the Purchasing Party, the Purchasing Party shall deliver to the Selling Party, an amount in immediately available funds (or other agreed-upon consideration) equal to the Offered Purchase Price for the ROFO Interest (as revised pursuant to a Revised Offer Notice, if applicable), together with any other consideration, in full payment of the purchase price of the ROFO Interest, as adjusted for any prorations, debits or credits permitted pursuant to the terms of the PSA.

2.4 PSA Termination. If a PSA is terminated for any reason permitted in the PSA (other than by reason of a default), the ROFO shall be deemed not to apply to the ROFO Interest, and the Selling Party shall be free to sell the ROFO Interest unencumbered by this Agreement, subject to any applicable reinstatement provisions of Section 1.2 of this Agreement. If Purchasing Party breaches its obligation to close the purchase of a ROFO Interest pursuant to the PSA or defaults in any material respect under any of the other terms and conditions of the PSA, and Selling Party terminates the PSA on account thereof, Purchasing Party shall have no further rights to acquire the ROFO Interest that is the subject of such terminated PSA pursuant to this Agreement, and Selling Party shall thereafter forever be free to sell the ROFO Interest unencumbered by this Agreement on such terms and conditions as Selling Party shall determine in its discretion. If Selling Party breaches its obligation to close the sale of a ROFO Interest pursuant to the PSA or defaults in any material respect under any of the other terms and conditions of the PSA, Purchasing Party’s sole remedy shall be to exercise such remedies as are expressly provided in the PSA.

3.	TERMINATION

3.1 This Agreement shall be effective for an initial term of ten (10) years from the Effective Date, and shall be subject to automatic one-year renewal periods on the tenth anniversary of the Effective Date and each anniversary thereafter (each, a “Renewal Date”) unless a Party gives written notice (“Termination Notice”) to the other Party at least 180 days prior to the expiration of the then current term that such Party is electing to terminate this Agreement as of the next Renewal Date.

3.2 A Party (a “Terminating Party”) may terminate this Agreement upon a default by the other Party (the “Default Party”) in the performance or observance of any material term, condition or covenant under this Agreement owed to or for the benefit of the Terminating Party; provided, however, that the Terminating Party must, before terminating this Agreement, give written notice of the default to Default Party and provide Default Party with an opportunity to cure the default within 45 days, or if such cure is not reasonably susceptible to cure within 45 days, such additional cure period as is reasonably necessary to cure the default so long as Default Party is diligently and in good faith pursuing such cure and the cure period does not exceed 90 days. Notwithstanding the foregoing, no Party shall have the right to terminate this Agreement on account of a default by the other Party under a PSA, and the notice and cure periods set forth in the previous sentence shall not apply to any default under a PSA.

3.3 Notwithstanding Section 3.2 to the contrary, a Party may terminate this Agreement immediately following an event rendering the other Party insolvent (an “Insolvency Event”). For purposes of this Agreement, an Insolvency Event is any occurrence in which a Party shall (A) authorize or agree to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) have an involuntary or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or thereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period exceeding one hundred twenty (120) days or (D) commence an action for dissolution.

3.4 If Ashford Prime materially modifies its initial Investment Guidelines without the written consent of Ashford Trust, which consent may be withheld in its sole and absolute discretion, then, at the option of Ashford Trust, the Ashford Prime ROFO for any assets then owned or later acquired by Ashford Trust and its Affiliates, other than the Initial Prime ROFO Assets, shall terminate and be of no further force and effect, unless otherwise agreed by the Parties. For purposes hereof, a “material” modification of Ashford Prime’s initial Investment Guidelines shall mean any modification of the Investment Guidelines which cause Ashford Prime’s Investment Guidelines to be competitive with Ashford Trust’s Investment Guidelines.

3.5 This Agreement will automatically terminate upon (i) a termination of the Ashford Prime Advisory Agreement or (ii) a Change of Control of Ashford Prime or Ashford Trust, excluding any Change of Control that results from a spin-off carve-out, split-off or other transfer of a division or subset of assets for the purpose of forming a joint venture, a newly created private platform or a new publicly traded company to hold such division or subset of assets constituting a distinct asset type and/or Investment Guidelines.

4.	MISCELLANEOUS

4.1 Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly , of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, no Party shall be deemed to be an Affiliate of Ashford Advisor or any other Party solely as a result of an Advisory Agreement.

(b) “Change of Control” means shall mean, with respect to any entity, any of the following events:

i)	any “person” (as defined in Section 3(a)(9) of the Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) such entity or any of its subsidiaries, (B) any employee benefit plan of such entity or any of its subsidiaries, (C) a company owned, directly or indirectly, by stockholders of such entity in substantially the same proportions as the ownership of such entity, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of such entity representing 35% or more of the shares of voting stock of such entity then outstanding;

ii)	the consummation of any merger, reorganization, business combination or consolidation of such entity, or one of its respective subsidiaries, as applicable, with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of such entity outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of such entity or the surviving company or the parent of such surviving company;

iii)	the consummation of a sale or disposition by such entity of all or substantially all of its assets, other than a sale or disposition if the holders of the voting securities of such entity outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets.

(c) “Person” means, an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

(d) “Third Party” means as to any Person, any other Person that is not an Affiliate of such Person.

4.2 Confidentiality. The Parties or any agent acting by, through, under or on their behalf shall be strictly prohibited from disclosing to any Third Party (other than financial sources, consultants, representatives and prospective Third Party transferees) the terms, conditions or status of negotiations or discussions concerning the proposed transfer of the ROFO

Interest (the “Confidential Information”) except to the extent such matters are already public knowledge or are required under applicable securities law.

Notwithstanding anything in this Agreement, nothing will prevent the parties from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy under this Agreement, (iv) to the parties’ legal counsel or independent auditors; provided, however that with respect to (i) and (ii), so long as legally permissible, the Advisor will give notice to the Company so that the Company may seek, at its sole expense, an appropriate protective order or waiver.

For purposes of this Agreement, Confidential Information shall not include (i) information that is available to the public from a source other than the parties, (ii) information that is released in writing by either party to the public or to Persons who are not under similar obligation of confidentiality to the parties, or (iii) information that is obtained by any party from a third party which, to the best of such party’s knowledge, does not constitute a breach by such third party of an obligation of confidence.

Notwithstanding anything in this Agreement, the parties hereby acknowledge and agree that this Agreement may be filed as an exhibit to a registration statement filed by Ashford Prime with the Securities and Exchange Commission.

4.3 Notices. Any notices, instructions or other communications required or contemplated by this Agreement shall be deemed to have been properly given and to be effective upon delivery if delivered in person, sent electronically or upon receipt if sent by courier service.

All such communications to Ashford Prime shall be addressed as follows:

Ashford Hospitality Prime, Inc.

c/o Ashford Hospitality Advisors LLC

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

Attn: Chief Operating Officer

All such communications to Ashford Trust shall be addressed as follows:

Ashford Hospitality Trust, Inc.

c/o Ashford Hospitality Advisors LLC

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

Attn: Chief Operating Officer

Either Party may designate a different address by written notice to the other party delivered in accordance with this Section 4.3.

4.4 Entire Agreement. This Agreement reflects the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all agreements with respect to the subject matter hereof.

4.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns, and no other person or entity shall acquire or have any right under, or by virtue of, this Agreement. A Party shall be entitled to assign this Agreement to any successor to all or substantially all of its assets, rights and/or obligations.

4.6 Amendment, Modifications and Waiver. This Agreement hereto shall not be altered or otherwise amended in any respect, except pursuant to an instrument in writing signed by all of the Parties. The waiver by a party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

4.7 Severability. If any provision of this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforce to the fullest extent permitted by law.

4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principals thereof.

4.9 Headings. The paragraph and section headings utilized herein are in no way intended to interpret or limit the terms and conditions hereof, but rather, they are intended for purposes of convenience only.

4.10 Exhibits. The exhibits attached hereto are hereby incorporated herein by reference and made a parte hereof.

4.11 Counterparts; Facsimile Signatures. This Agreement may be executed by facsimile and in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. A facsimile signature shall be deemed an original for purposes of evidencing execution of this Agreement.

(SIGNATURES BEGIN ON NEXT PAGE)

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ASHFORD PRIME:

Ashford Hospitality Prime, Inc.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

ASHFORD TRUST:

Ashford Hospitality Trust, Inc.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

[Signature Page to the Right of First Offer Agreement]

Exhibit A

Initial Prime ROFO Assets

Hotel Property	Location	Total Rooms	% Owned
Crowne Plaza Beverly Hills	Beverly Hills, CA	260	100%
Embassy Suites Crystal City	Arlington, VA	267	100%
Crowne Plaza Key West	Key West, FL	160	100%
Hyatt Coral Gables	Coral Gables, FL	242	100%
One Ocean Jacksonville	Jacksonville, FL	193	100%
Houston Embassy Suites	Houston, TX	150	100%
Portland Embassy Suites	Portland, OR	276	100%
Ritz-Carlton Atlanta	Atlanta, GA	637	72%*
Hilton Boston Back Bay	Boston, MA	390	72%*
Courtyard Boston Downtown	Boston, MA	315	72%*
The Churchill	Washington D.C.	173	72%*
The Melrose	Washington D.C.	240	72%*

*	These hotels are owned by a joint venture in which Ashford Trust holds an approximate 72% common equity interest and a $25.0 million preferred equity interest. To the extent Ashford Trust has the opportunity to acquire the entire interest in these hotels or controls the right to sell these hotels, the right of first offer agreement will extend to these properties.

A-1